Exhibit 99.1

Approach Resources Inc.

Reports Third Quarter 2015 Results

Fort Worth, Texas, November 4, 2015 – Approach Resources Inc. (NASDAQ: AREX) today reported results for third quarter 2015. Highlights for third quarter 2015 include:

•	Record quarterly production of 1,525 MBoe, or 16.6 MBoe/d, a 17% increase over the prior-year quarter and a 10% increase over second quarter 2015

•	EBITDAX was $30.7 million, or $0.76 per diluted share

•	Revenues totaled $33.9 million. Including realized hedge gains, revenues were $46.7 million

•	Per-unit cash operating expenses decreased 18% from the prior-year quarter, and 5% from second quarter 2015, to $10.45 per Boe

•	Adjusted net loss was $5.9 million, or $0.14 per diluted share

•	Average IP for wells completed since last update was 931 Boe/d (65% oil and 84% liquids)

Adjusted net (loss) income, EBITDAX and cash operating expenses are non-GAAP measures. See “Supplemental Non-GAAP Measures” below for our definitions and reconciliations of adjusted net (loss) income and EBITDAX to net (loss) income and cash operating expenses to operating expenses.

Management Comment

J. Ross Craft, Approach’s Chairman, CEO and President, commented, “In the third quarter, our team was able to deliver another record quarterly production rate for the Company and strong well results. The slowdown in activity has provided an opportunity for us to fine-tune our completion design. We are encouraged by the early production data from third quarter wells completed using tighter frac stage spacing, higher proppant concentration and modified sand concentration mix. Improved well performance combined with the lower D&C costs should allow us to further enhance rates of return on our Wolfcamp horizontal program.

Additionally, we continued to streamline our business structure by implementing a number of initiatives. We expect to realize annual G&A and LOE savings of between $5.0 and $7.0 million beginning in 2016. Given the sustained uncertain commodity price outlook, we remain focused on reducing costs and making financially responsible capital allocation decisions as we preserve the strength of our balance sheet and liquidity.”

Third Quarter 2015 Results

Production for third quarter 2015 totaled 1,525 MBoe (16.6 MBoe/d), compared to production of 1,306 MBoe (14.2 MBoe/d) in third quarter 2014, a 17% increase. Oil production for the third quarter was 490 MBbls (5.3 MBbls/d). Production for third quarter 2015 was 64% liquids and 36% natural gas.

Adjusted net loss (non-GAAP) for third quarter 2015 was $5.9 million, or $0.14 per diluted share, compared to adjusted net income (non-GAAP) of $10.5 million, or $0.27 per diluted share, for third quarter 2014. EBITDAX (non-GAAP) for third quarter 2015 was $30.7 million, or $0.76 per diluted share, compared to $50.7 million, or $1.29 per diluted share, for third quarter 2014. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net (loss) income and EBITDAX to net (loss) income.

INVESTOR CONTACT	APPROACH RESOURCES INC.
Sergei Krylov	One Ridgmar Centre
Executive Vice President & Chief Financial Officer	6500 West Freeway, Suite 800
ir@approachresources.com	Fort Worth, Texas 76116
817.989.9000	www.approachresources.com

Lease operating expense showed sustained improvement, averaging $5.04 per Boe for third quarter 2015. This represents a 14% decrease from the prior-year quarter. Production and ad valorem taxes averaged $1.77 per Boe, or 8.0% of oil, NGL and gas sales. Exploration costs for the quarter were $1.28 per Boe, including $1.7 million, or $1.12 per Boe, related to one-time rig termination fees. Cash general and administrative expense averaged $3.65 per Boe, a 17% decline compared to the prior-year quarter. Non-cash general and administrative expense averaged $1.12 per Boe, a 26% decline from third quarter 2014. Depletion, depreciation and amortization expense averaged $20.47 per Boe, and interest expense totaled $6.5 million.

The Company incurred a non-cash impairment charge of $220.2 million during the third quarter of 2015 due to the significant decline in commodity prices. The reduction in carrying value was primarily attributable to the Company’s legacy vertical gas assets in Ozona Northeast.

Operations Update

During third quarter 2015, we drilled four horizontal wells, completed five horizontal wells, and at September 30, 2015, we had four horizontal wells waiting on completion. The average initial production (IP) rate for all wells completed since our last report was 931 Boe/d (65% oil and 84% liquids) with an average lateral length of 6,600 feet.

Capital expenditures incurred during third quarter 2015 totaled $19.8 million, and included $17.9 million for drilling and completion activities and $1.9 million for infrastructure projects and equipment. Management has begun the 2016 budgeting process, and we plan to release further detail in early 2016.

Liquidity Update

At September 30, 2015, we had a $1 billion revolving credit facility with a $450 million borrowing base and $278 million of outstanding borrowings. The Company recently announced the completion of its scheduled semiannual borrowing base redetermination, which resulted in the lender commitments and borrowing base being set at $450 million. At September 30, 2015, our liquidity was approximately $172 million. See “Supplemental Non-GAAP Financial and Other Measures” below for our definition and calculation of liquidity.

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Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations. The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
October 2015 – December 2015	Collar	1,600 Bbls/d	$84.00/Bbl - $91.00/Bbl
October 2015 – December 2015	Collar	1,000 Bbls/d	$90.00/Bbl - $102.50/Bbl
October 2015 – December 2015	Three-Way Collar	500 Bbls/d	$75.00/Bbl - $84.00/Bbl - $94.00/Bbl
October 2015 – December 2015	Three-Way Collar	500 Bbls/d	$75.00/Bbl - $84.00/Bbl - $95.00/Bbl
October 2015 – December 2016	Swap	750 Bbls/d	$62.52/Bbl

Natural Gas
October 2015 – December 2015	Swap	200,000 MMBtu/month	$4.10/MMBtu
October 2015 – December 2015	Collar	130,000 MMBtu/month	$4.00/MMBtu - $4.25/MMBtu
March 2016 – December 2016	Swap	200,000 MMBtu/month	$2.93/MMBtu

Conference Call Information and Summary Presentation

The Company will host a conference call on Thursday, November 5, 2015, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss financial and operational results for third quarter 2015. The conference call may be accessed via the Company’s website at www.approachresources.com or by phone:

Dial in:            (877) 201-0168

Intl. dial in:     (647) 788-4901

Passcode:        Approach / 54939494

A replay of the call will be available on the Company’s website or by dialing (855) 859-2056 (passcode: 54939494).

In addition, a third quarter 2015 summary presentation is available on the Company’s website.

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About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues (in thousands):
Oil	$20,213	$47,194	$67,142	$140,509
NGLs	5,311	11,628	16,067	33,486
Gas	8,417	9,302	22,635	29,464

Total oil, NGL and gas sales	33,941	68,124	105,844	203,459

Realized gain (loss) on commodity derivatives	12,755	(764)	37,937	(5,423)

Total oil, NGL and gas sales including derivative impact	$46,696	$67,360	$143,781	$198,036

Production:
Oil (MBbls)	490	507	1,483	1,482
NGLs (MBbls)	488	392	1,266	1,057
Gas (MMcf)	3,285	2,445	8,721	6,727

Total (MBoe)	1,525	1,306	4,202	3,659
Total (MBoe/d)	16.6	14.2	15.4	13.4

Average prices:
Oil (per Bbl)	$41.27	$93.14	$45.28	$94.84
NGLs (per Bbl)	10.89	29.70	12.69	31.69
Gas (per Mcf)	2.56	3.80	2.60	4.38

Total (per Boe)	$22.26	$52.17	$25.19	$55.60

Realized gain (loss) on commodity derivatives (per Boe)	8.36	(0.58)	9.03	(1.49)

Total including derivative impact (per Boe)	$30.62	$51.59	$34.22	$54.11

Costs and expenses (per Boe):
Lease operating	$5.04	$5.87	$5.17	$6.41
Production and ad valorem taxes	1.77	2.55	2.02	3.40
Exploration	1.28	0.68	1.00	0.98
General and administrative(1)	4.77	5.88	5.45	6.45
Depletion, depreciation and amortization	20.47	19.88	20.50	21.35

(1) Below is a summary of general and administrative expense:
General and administrative – cash component	$3.65	$4.37	$4.02	$4.89
General and administrative – noncash component (share-based compensation)	1.12	1.51	1.43	1.56

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APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES:
Oil, NGL and gas sales	$33,941	$68,124	$105,844	$203,459

EXPENSES:
Lease operating	7,681	7,665	21,744	23,462
Production and ad valorem taxes	2,700	3,335	8,502	12,429
Exploration	1,956	891	4,211	3,595
General and administrative	7,270	7,675	22,882	23,612
Termination costs	1,436	—	1,436	—
Impairment of oil and gas properties	220,197	—	220,197	—
Depletion, depreciation and amortization	31,222	25,959	86,146	78,138

Total expenses	272,462	45,525	365,118	141,236

OPERATING (LOSS) INCOME	(238,521)	22,599	(259,274)	62,223

OTHER:
Interest expense, net	(6,465)	(5,442)	(18,630)	(15,936)
Gain on debt extinguishment	1,483	—	1,483	—
Equity in losses of investee	—	—	—	(186)
Realized gain (loss) on commodity derivatives	12,755	(764)	37,937	(5,423)
Unrealized gain (loss) on commodity derivatives	296	18,810	(22,929)	5,206
Other expense	(91)	—	(53)	(109)

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	(230,543)	35,203	(261,466)	45,775
INCOME TAX (BENEFIT) PROVISION:	(81,756)	12,756	(93,121)	16,590

NET (LOSS) INCOME	$(148,787)	$22,447	$(168,345)	$29,185

(LOSS) EARNINGS PER SHARE:
Basic	$(3.67)	$0.57	$(4.16)	$0.74

Diluted	$(3.67)	$0.57	$(4.16)	$0.74

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	40,541,420	39,363,441	40,419,187	39,325,552
Diluted	40,541,420	39,379,779	40,419,187	39,340,961

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UNAUDITED SELECTED FINANCIAL DATA

Unaudited Consolidated Balance Sheet Data	September 30,	December 31,
(in thousands)	2015	2014
Cash and cash equivalents	$319	$432
Other current assets	32,233	60,647
Property and equipment, net, successful efforts method	1,175,455	1,331,659
Other assets	821	—

Total assets	$1,208,828	$1,392,738

Current liabilities	$45,195	$106,852
Long-term debt(1)	515,593	391,311
Other long-term liabilities	36,163	120,248
Stockholders’ equity	611,877	774,327

Total liabilities and stockholders’ equity	$1,208,828	$1,392,738

(1)	Long-term debt is net of debt issuance costs of $7.4 million and $8.7 million as of September 30, 2015 and December 31, 2014, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financials page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net (Loss) Income

This release contains the non-GAAP financial measures adjusted net (loss) income and adjusted net (loss) income per diluted share, which excludes (1) unrealized (gain) loss on commodity derivatives, (2) rig termination fees, (3) impairment of oil and gas properties, (4) termination costs, (5) gain on debt extinguishment, and (6) related income tax effect. The amounts included in the calculation of adjusted net (loss) income and adjusted net (loss) income per diluted share below were computed in accordance with GAAP. We believe adjusted net (loss) income and adjusted net (loss) income per diluted share are useful to investors because they provide readers with a more meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net (loss) income and adjusted net (loss) income per diluted share to net (loss) income for the three and nine months ended September 30, 2015 and 2014 (in thousands, except per-share amounts).

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net (loss) income	$(148,787)	$22,447	$(168,345)	$29,185
Adjustments for certain items:
Unrealized (gain) loss on commodity derivatives	(296)	(18,810)	22,929	(5,206)
Rig termination fees	1,701	—	2,199	—
Impairment of oil and gas properties	220,197	—	220,197	—
Termination costs	1,436	—	1,436	—
Gain on debt extinguishment	(1,483)	—	(1,483)	—
Related income tax effect	(78,623)	6,816	(86,926)	1,886

Adjusted net (loss) income	$(5,855)	$10,453	$(9,993)	$25,865

Adjusted net (loss) income per diluted share	$(0.14)	$0.27	$(0.25)	$0.66

EBITDAX

We define EBITDAX as net (loss) income, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) impairment of oil and gas properties, (5) unrealized loss (gain) on commodity derivatives, (6) gain on debt extinguishment, (7) termination costs, (8) interest expense, net, and (9) income tax (benefit) provision. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX and EBITDAX per diluted share to net (loss) income for the three and nine months ended September 30, 2015 and 2014 (in thousands, except per-share amounts).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net (loss) income	$(148,787)	$22,447	$(168,345)	$29,185
Exploration	1,956	891	4,211	3,595
Depletion, depreciation and amortization	31,222	25,959	86,146	78,138
Share-based compensation	1,708	1,965	6,000	5,726
Impairment of oil and gas properties	220,197	—	220,197	—
Unrealized (gain) loss on commodity derivatives	(296)	(18,810)	22,929	(5,206)
Gain on debt extinguishment	(1,483)	—	(1,483)	—
Termination costs	1,436	—	1,436	—
Interest expense, net	6,465	5,442	18,630	15,936
Income tax (benefit) provision	(81,756)	12,756	(93,121)	16,590

EBITDAX	$30,662	$50,650	$96,600	$143,964

EBITDAX per diluted share	$0.76	$1.29	$2.39	$3.66

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Cash Operating Expenses

We define cash operating expenses as operating expenses, excluding (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) termination costs, and (5) impairment of oil and gas properties. Cash operating expenses is not a measure of operating expenses as determined by GAAP. The amounts included in the calculation of cash operating expenses were computed in accordance with GAAP. Cash operating expenses is presented herein and reconciled to the GAAP measure of operating expenses. We use cash operating expenses as an indicator of the Company’s ability to manage its operating expenses and cash flows. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of cash operating expenses to operating expenses for the three and nine months ended September 30, 2015 and 2014 (in thousands, except per-Boe amounts).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating expenses	$272,462	$45,525	$365,118	$141,236
Exploration	(1,956)	(891)	(4,211)	(3,595)
Depletion, depreciation and amortization	(31,222)	(25,959)	(86,146)	(78,138)
Share-based compensation	(1,708)	(1,965)	(6,000)	(5,726)
Termination costs	(1,436)	—	(1,436)	—
Impairment of oil and gas properties	(220,197)	—	(220,197)	—

Cash operating expenses	$15,943	$16,710	$47,128	$53,777

Cash operating expenses per Boe	$10.45	$12.79	$11.21	$14.70

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company’s ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at September 30, 2015 (in thousands).

Liquidity at September 30, 2015
Borrowing base	$450,000
Cash and cash equivalents	319
Senior secured credit facility – outstanding borrowings	(278,000)
Outstanding letters of credit	(325)

Liquidity	$171,994

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